Contacts:
Phillip D. Kramer
Executive VP and CFO
713/646-4560 – 800/564-3036
A. Patrick Diamond
Director, Strategic Planning
713/646-4487 – 800/564-3036

FOR IMMEDIATE RELEASE

Plains All American Reports Strong Financial Results
for Third Quarter 2006 – Net Income Climbs 38%;
Net Income Per Diluted Unit Increases 13%; EBITDA Up 33%

(Houston – November 2, 2006) Plains All American Pipeline, L.P. (NYSE: PAA) reported third quarter 2006 net income of $95.4 million, equivalent to $0.89 per diluted limited partner unit. These financial results represent increases of 38% and 13%, respectively, over net income of $69.0 million, or $0.79 per diluted limited partner unit, for the third quarter of 2005. For the first nine months of 2006, the Partnership reported net income of $239.1 million, or $2.43 per diluted limited partner unit, representing increases of 46% and 17%, respectively, over net income of $164.1 million, or $2.07 per diluted limited partner unit, for the first nine months of 2005.

As reported, earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the third quarter of 2006 were $138.8 million, an increase of 33% as compared with EBITDA of $104.6 million for the third quarter of 2005. EBITDA for the first nine months of 2006 was $358.7 million, an increase of 35% as compared with EBITDA of $266.6 million for the first nine months of 2005. (See the section of this release entitled “Non-GAAP Financial Measures” and the attached tables for a discussion of EBITDA and other non-GAAP financial measures, and reconciliations of such measures to the comparable GAAP measures.)

“2006 is on course to be PAA’s most productive year yet,” said Greg L. Armstrong, Chairman and CEO of Plains All American. “Through three quarters, we have delivered strong operating and financial results, generated more than $100 million of cash flow in excess of distributions and completed $577 million of accretive and strategic acquisitions. Upon payment of the quarterly distribution on November 14th, our 2006 distributions paid per unit will exceed distributions paid per unit in 2005 by 11.5%.”

“Looking forward, we believe we are positioned to finish the year with solid operating and financial performance and we are implementing a significant expansion capital program which provides a solid foundation for future growth,” continued Armstrong. “Yesterday we completed our eighth acquisition for $33 million and we expect to complete the $2.4 billion merger with Pacific Energy Partners, L.P. on November 15th.” Armstrong noted that the unitholder meetings to approve the merger will be held on November 9th and the response received from unitholders thus far has been positive.”

“Importantly, despite all of this growth-related activity, we have maintained a strong capital structure and a high level of liquidity by reinvesting excess cash flow and proactively raising equity in lock-step with our growth,” said Armstrong.

The Partnership’s reported results include the impact of various items that affect comparability between reporting periods. Adjusting for selected items impacting comparability, the Partnership’s third quarter 2006 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $87.8 million, $0.95 per diluted unit and $131.2 million, respectively. By way of comparison, the Partnership’s third quarter 2005 adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA were $71.0 million,

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$0.95 per diluted unit, and $106.6 million, respectively. On a comparable basis, third quarter 2006 adjusted net income increased 24%, adjusted net income per diluted limited partner unit remained constant and adjusted EBITDA increased 23% over third quarter 2005.

The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2006 were $245.1 million, $2.81 per diluted unit and $364.7 million, respectively. The Partnership’s adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2005 were $202.4 million, $2.73 per diluted unit and $304.9 million, respectively. On a comparable basis, adjusted net income, adjusted net income per diluted limited partner unit and adjusted EBITDA for the first nine months of 2006 increased 21%, 3% and 20%, respectively, in comparison with the first nine months of 2005.

The following table highlights selected items that the Partnership believes impact the comparability of financial results between reporting periods:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005
	(in millions, except per unit data)

Long-Term Incentive Plan (“LTIP”) charge	$(10.3)	$(6.7)	$(27.1)	$(16.9)
Cumulative effect of change in accounting principle – LTIP(1)	-	-	6.3	-
Gain/(loss) on foreign currency revaluation	-	(1.6)	-	(1.4)
SFAS 133 mark-to-market adjustment	17.9	6.3	14.8	(20.0)

Total	$7.6	$(2.0)	$(6.0)	$(38.3)

Per Basic Limited Partner Unit(2)	$(0.06)	$(0.16)	$(0.39)	$(0.67)
Per Diluted Limited Partner Unit(2)	$(0.06)	$(0.16)	$(0.38)	$(0.66)

Note: Figures may not sum due to rounding.

(1)	During the first quarter of 2006, we adopted SFAS No. 123(R)(revised) “Share Based Payment,” which requires that the cost resulting from all share-based payment transactions be recognized in the financial statements at fair value. The cumulative effect adjustment represents a decrease to our LTIP life-to-date accrued expense and related liability, and therefore resulted in a non-cash gain of $6.3 million in the first quarter of 2006.

(2)	In periods when the Partnership’s net income exceeds the cash distribution paid during such periods the application of Emerging Issues Task Force Issue No. 03-06: “Participating Securities and the Two-Class Method under FASB Statement No. 128” (“EITF 03-06”) does not impact the Partnership’s aggregate net income or EBITDA, but does reduce the Partnership’s net income per limited partner unit. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by $0.16 for the third quarter of 2006, $0.13 for the third quarter of 2005, $0.31 for the first nine months of 2006 and $0.12 for the first nine months of 2005. This impact is included as a selected item impacting income per limited partner unit.

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The following table presents certain selected financial information by segment for the third quarter reporting periods:

	Three Months Ended		Three Months Ended
	September 30, 2006		September 30, 2005
		Gathering,		Gathering,
		Marketing,		Marketing,
		Terminalling &		Terminalling &
	Pipeline	Storage	Pipeline	Storage
	Operations	Operations	Operations	Operations(4)
	(in millions)		(in millions)

Revenues(1)	$281.5	$4,284.8	$303.3	$8,395.8
Purchases and related costs	(167.8)	(4,136.7)	(206.7)	(8,292.7)
Field operating costs (excluding LTIP charge)	(47.2)	(43.4)	(37.0)	(30.4)
LTIP charge – operations	(0.4)	(0.6)	(0.3)	(0.6)
Segment G&A expenses (excluding LTIP charge)(2)	(9.8)	(13.9)	(10.2)	(10.5)
LTIP charge – general and administrative	(4.1)	(5.2)	(3.4)	(2.4)

Segment profit	$52.2	$85.0	$45.7	$59.2

SFAS 133 mark-to-market impact(3)	$-	$17.9	$-	$6.3

Maintenance capital	$5.3	$2.9	$2.9	$1.3

(1)	Includes inter-segment amounts. We have adopted EITF 04-13, which impacts the comparability of our revenues, effective April 1, 2006. Revenues for the three months ended September 30, 2005 include buy/sell transactions of $52.2 million and $4,442.8 million in the Pipeline segment and Gathering, Marketing, Terminalling & Storage segment, respectively.

(2)	Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices (and to a lesser extent, other product prices) at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is substantially offset by physical positions in future periods.

(4)	Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

Excluding selected items impacting comparability in both periods, adjusted segment profit from pipeline operations in the third quarter of 2006 was $56.7 million versus $49.4 million for the third quarter of 2005 on average daily volumes of 2.1 million barrels per day versus 1.8 million barrels per day. The improvement in pipeline segment profit stems from new contracts on the Basin and Capline systems and acquisitions made subsequent to the third quarter of 2005. Adjusted segment profit from gathering, marketing, terminalling and storage operations for the third quarter of 2006 was $72.9 million, an increase of approximately 27% over the corresponding period in 2005. Gathering, marketing, terminalling and storage segment performance was predominantly driven by favorable market conditions, successful execution of our risk management strategies and contributions from recent acquisitions.

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The following table presents certain selected financial information by segment for the first nine-month reporting periods:

	Nine Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2005
		Gathering,		Gathering,
		Marketing,		Marketing,
		Terminalling &		Terminalling &
	Pipeline	Storage	Pipeline	Storage
	Operations	Operations	Operations	Operations(4)
	(in millions)		(in millions)

Revenues(1)	$841.4	$17,328.7	$811.1	$21,753.0
Purchases and related costs	(522.0)	(16,945.9)	(526.2)	(21,496.8)
Field operating costs (excluding LTIP charge)	(137.1)	(120.7)	(108.8)	(89.0)
LTIP charge – operations	(1.0)	(1.7)	(0.7)	(1.5)
Segment G&A expenses (excluding LTIP charge)(2)	(27.1)	(40.7)	(29.6)	(30.5)
LTIP charge – general and administrative	(10.9)	(13.5)	(8.7)	(6.0)

Segment profit	$143.3	$206.2	$137.1	$129.2

SFAS 133 mark-to-market impact(3)	$-	$14.8	$-	$(20.0)

Maintenance capital	$11.5	$5.8	$8.2	$4.0

(1)	Includes inter-segment amounts. We have adopted EITF 04-13, which impacts the comparability of our revenues, effective April 1, 2006. Revenues include buy/sell transactions in the nine months ended September 30, 2006 of $45.3 million and $4,717.7 million and in the nine months ended September 30, 2005 of $125.8 million and $11,630.0 million in the Pipeline segment and Gathering, Marketing, Terminalling & Storage segment, respectively.

(2)	Segment general and administrative expenses (G&A) reflect direct costs attributable to each segment and an allocation of other expenses to the segments based on the business activities that existed at that time. The proportional allocations by segment require judgment by management and will continue to be based on the business activities that exist during each period.

(3)	Amounts related to SFAS 133 are included in revenues and impact segment profit. The SFAS 133 mark-to-market adjustment is primarily based upon crude oil prices (and to a lesser extent, other product prices) at the end of the period and is related to the non-effective portion of our cash flow hedges, as well as certain derivative contracts that do not qualify under SFAS 133 as cash flow hedges. The net gain or loss related to these derivative instruments is substantially offset by physical positions in future periods.

(4)	Gains/losses on foreign currency revaluation are included in the Gathering, Marketing, Terminalling & Storage segment.

The Partnership’s basic weighted average units outstanding for the third quarter of 2006 totaled 79.9 million (80.8 million diluted) as compared to 68.0 million (69.4 million diluted) in last year’s third quarter. At September 30, 2006, the Partnership had approximately 81.0 million units outstanding, long-term debt of $1.2 billion and a long-term debt to total capitalization ratio of approximately 39%.

On October 24, 2006, the board of directors approved and the Partnership declared a cash distribution of $0.75 per unit ($3.00 per unit on an annualized basis) on its outstanding limited partner units. The distribution will be payable on November 14, 2006, to holders of record of such units at the close of business on November 3, 2006. The distribution represents an increase of 11.1% over the November 2005 distribution and 3.4% over the August 2006 distribution. This distribution marks the Partnership’s tenth consecutive quarterly distribution increase and the seventeenth increase in the last twenty-three quarters.

The Partnership today furnished a current report on Form 8-K, which included material in this press release and financial and operational guidance for the fourth quarter of 2006. A copy of the Form 8-K is available on the Partnership’s website at www.paalp.com.

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Non-GAAP Financial Measures

In this release, the Partnership’s EBITDA disclosure is not presented in accordance with generally accepted accounting principles and is not intended to be used in lieu of GAAP presentations of results of operations or cash provided by operating activities. EBITDA is presented because we believe it provides additional information with respect to both the performance of our fundamental business activities as well as our ability to meet our future debt service, capital expenditures and working capital requirements. We also believe that debt holders commonly use EBITDA to analyze Partnership performance. In addition, we present selected items that impact the comparability of our operating results as additional information that may be helpful to your understanding of our financial results. We consider an understanding of these selected items impacting comparability to be material to our evaluation of our operating results and prospects. Although we present selected items that we consider in evaluating our performance, you should also be aware that the items presented do not represent all items that affect comparability between the periods presented. Variations in our operating results are also caused by changes in volumes, prices, exchange rates, mechanical interruptions, acquisitions and numerous other factors. These types of variations are not separately identified in this release, but will be discussed in management’s discussion and analysis of operating results in our Quarterly Report on Form 10-Q.

A reconciliation of EBITDA to net income and cash flow from operating activities for the periods presented is included in the tables attached to this release. In addition, the Partnership maintains on its website (www.paalp.com) a reconciliation of all non-GAAP financial information, such as EBITDA, that it reconciles to the most comparable GAAP measures. To access the information, investors should click on the “Investor Relations” link on the Partnership’s home page and then the “Non-GAAP Reconciliation” link on the Investor Relations page.

Conference Call
The Partnership will host a conference call to discuss the results and other forward-looking items on Thursday, November 2, 2006. Specific items to be addressed in this call include:

1.	A review of the Partnership’s third quarter performance;

2.	A status report on major expansion projects and recent acquisition activity;

3.	A discussion of capitalization and liquidity;

4.	A review of financial and operating guidance for the fourth quarter of 2006; and

5.	Comments regarding the Partnership’s outlook for the future.

The call will begin at 9:00 AM (Central). To participate in the call, please dial 877-709-8150, or, for international callers, 201-689-8354 at approximately 8:55 AM (Central). No password or reservation number is required.

Webcast Instructions
To access the Internet webcast, please go to the Partnership’s website at www.paalp.com, choose “Investor Relations”, and then choose “Conference Calls”. Following the live webcast, the call will be archived for a period of sixty (60) days on the Partnership’s website.

Telephonic Replay Instructions
To listen to a telephonic replay of the conference call, please dial 877-660-6853, or, for international callers, 201-612-7415, and enter acct #232 and replay #217019. The replay will be available beginning Thursday, November 2, 2006, at approximately 1:00 PM (Central) and continue until 10:59 PM (Central) Monday, November 6, 2006.

Plains All American Pipeline, L.P. is engaged in interstate and intrastate crude oil transportation and crude oil gathering, marketing, terminalling and storage, as well as the marketing and storage of liquefied petroleum gas and

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other petroleum products, in the United States and Canada. Through its 50% ownership in PAA/Vulcan Gas Storage LLC, the Partnership is also engaged in the development and operation of natural gas storage facilities. The Partnership’s common units are traded on the New York Stock Exchange under the symbol “PAA.” The Partnership is headquartered in Houston, Texas.

Investor Notice
Plains All American Pipeline, L.P. has filed with the Securities and Exchange Commission a registration statement on Form S-4 (as the same may be supplemented or amended, Registration No. 333-135712) containing the joint proxy statement/prospectus of Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. and other documents in relation to the merger between Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. Investors and security holders are urged to read carefully these documents because they contain important information regarding Plains All American Pipeline, L.P., Pacific Energy Partners, L.P. and the merger. A definitive joint proxy statement/prospectus has been sent to security holders of Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. seeking their approval of the transactions contemplated by the merger agreement. Investors and security holders may obtain a free copy of the definitive joint proxy statement/prospectus and other documents containing information about Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P., without charge, at the SEC’s website at www.sec.gov. Copies of the definitive joint proxy statement/prospectus and the SEC filings that are incorporated by reference in the definitive joint proxy statement/prospectus may also be obtained free of charge by directing a request to the respective partnerships as follows: Information regarding Plains All American Pipeline can be obtained by contacting its investor relations department at 713-646-4100 or by accessing its website at www.paalp.com, and information regarding Pacific Energy Partners can be obtained by contacting its investor relations department at 562-728-2871 or by accessing its website at www.PacificEnergy.com.

Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. and the officers and directors of the respective general partners of Plains All American Pipeline, L.P. and Pacific Energy Partners, L.P. may be deemed to be participants in the solicitation of proxies from their security holders. Information about these persons can be found in Plains All American Pipeline, L.P.’s and Pacific Energy Partners, L.P.’s respective Annual Reports on Form 10-K and Form 10-K/A filed with the SEC, and additional information about such persons may be obtained from the joint proxy statement/prospectus.

This document shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward Looking Statements
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements that involve certain risks and uncertainties that could cause actual results to differ materially from results anticipated in the forward-looking statements. These risks and uncertainties include, among other things: our failure to successfully integrate the respective business operations upon completion of the merger with Pacific or our failure to successfully integrate any future acquisitions; the failure to realize the anticipated cost savings, synergies and other benefits of the proposed merger with Pacific; the success of our risk management activities; environmental liabilities or events that are not covered by an indemnity, insurance or existing reserves; maintenance of our credit rating and ability to receive open credit from our suppliers and trade counterparties; abrupt or severe declines or interruptions in outer continental shelf production located offshore California and transported on our pipeline system; declines in volumes shipped on the Basin Pipeline, Capline Pipeline and our other pipelines by us and third party shippers; the availability of adequate third-party production volumes for transportation and marketing in the areas in which we operate; demand for natural gas or various grades of crude oil and resulting changes in pricing conditions or transmission throughput requirements; fluctuations in refinery capacity in areas supplied by our main lines; the availability of, and our ability to consummate, acquisition or combination opportunities; our access to capital to fund additional acquisitions and our ability to obtain debt or

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equity financing on satisfactory terms; risks associated with operating in lines of business that are distinct and separate from our historical operations; unanticipated changes in crude oil market structure and volatility (or lack thereof); the impact of current and future laws, rulings and governmental regulations; the effects of competition; continued creditworthiness of, and performance by, counterparties; interruptions in service and fluctuations in tariffs or volumes on third party pipelines; increased costs or lack of availability of insurance; fluctuations in the debt and equity markets, including the price of our units at the time of vesting under our Long-Term Incentive Plans; the currency exchange rate of the Canadian dollar; shortages or cost increases of power supplies, materials or labor; weather interference with business operations or project construction; general economic, market or business conditions; risks related to the development and operation of natural gas storage facilities and other factors and uncertainties inherent in the marketing, transportation, terminalling, gathering and storage of crude oil and liquefied petroleum gas discussed in the Partnership’s filings with the Securities and Exchange Commission.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY(unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per unit data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

REVENUES(1)	$4,525.8	$8,664.4	$18,053.6	$22,463.6
COSTS AND EXPENSES
Purchases and related costs	4,264.0	8,464.7	17,351.4	21,922.5
Field operating costs	91.6	68.3	260.5	200.0
General and administrative expenses	33.0	26.5	92.2	74.8
Depreciation and amortization	24.2	20.0	67.1	58.1

Total costs and expenses	4,412.8	8,579.5	17,771.2	22,255.4

OPERATING INCOME	113.0	84.9	282.4	208.2
OTHER INCOME/(EXPENSE)
Equity earnings in PAA/Vulcan Gas Storage, LLC	1.3	-	2.2	-
Interest expense	(19.2)	(15.6)	(52.5)	(44.4)
Interest income and other income (expense), net	0.3	(0.3)	0.7	0.3

Income before cumulative effect of change in accounting principle	95.4	69.0	232.8	164.1

Cumulative effect of change in accounting principle	-	-	6.3	-

NET INCOME	$95.4	$69.0	$239.1	$164.1

NET INCOME – LIMITED PARTNERS	$84.6	$63.9	$212.7	$150.8

NET INCOME – GENERAL PARTNER	$10.8	$5.1	$26.4	$13.3

BASIC NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.90	$0.81	$2.37	$2.11
Cumulative effect of change in accounting principle	-	-	0.08	-

Basic net income per limited partner unit	$0.90	$0.81	$2.45	$2.11

DILUTED NET INCOME PER LIMITED PARTNER UNIT
Income before cumulative effect of change in accounting principle	$0.89	$0.79	$2.35	$2.07
Cumulative effect of change in accounting principle	-	-	0.08	-

Diluted net income per limited partner unit	$0.89	$0.79	$2.43	$2.07

BASIC WEIGHTED AVERAGE UNITS OUTSTANDING	79.9	68.0	77.0	67.8

DILUTED WEIGHTED AVERAGE UNITS OUTSTANDING	80.8	69.4	77.8	68.9

(1)	Revenues include buy/sell transactions of $4.5 billion in the three months ended September 30, 2005 and $4.8 billion and $11.8 billion in the nine months ended September 30, 2006 and 2005, respectively.

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

	Three Months Ended		Nine Months Ended
OPERATING DATA (in thousands)(1)	September 30,		September 30,
Average Daily Volumes (barrels)	2006	2005	2006	2005

Pipeline activities:
Tariff activities
All American	50	51	49	51
Basin	324	290	323	283
BOA / CAM	168	-	57	-
Capline	183	129	149	144
Cushing to Broome	69	79	73	62
North Dakota/Trenton	94	85	88	73
West Texas/New Mexico Area Systems(2)	416	428	445	422
Canada	249	250	247	255
Other	486	437	464	424
Pipeline margin activities	93	65	89	69

Pipeline activities total	2,132	1,814	1,984	1,783

GMT&S activities:
Crude oil lease gathering	650	598	639	616
LPG sales and third party processing	55	41	60	50
Waterborne foreign crude imported	80	61	59	60

GMT&S activities total	785	700	758	726

(1)	Volumes associated with acquisitions represent total volumes transported for the number of days we actually owned the assets divided by the number of days in the period.

(2)	The aggregate of multiple systems in the West Texas/New Mexico area.

CONDENSED CONSOLIDATED BALANCE SHEET DATA
(in millions)

	September 30,	December 31,
	2006	2005

ASSETS
Current assets	$2,992.2	$1,805.2
Property and equipment, net	2,359.0	1,857.2
Pipeline linefill in owned assets	204.1	180.2
Inventory in third party assets	77.0	71.5
Investment in PAA/Vulcan Gas Storage, LLC	125.7	113.5
Goodwill	183.3	47.4
Other long-term assets, net	106.6	45.3

Total assets	$6,047.9	$4,120.3

LIABILITIES AND PARTNERS’ CAPITAL
Current liabilities	$2,941.2	$1,793.3
Long-term debt under credit facilities and other	3.6	4.7
Senior notes, net of unamortized discount	1,196.8	947.0
Other long-term liabilities and deferred credits	66.9	44.6

Total liabilities	4,208.5	2,789.6
Partners’ capital	1,839.4	1,330.7

Total liabilities and partners’ capital	$6,047.9	$4,120.3

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PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (unaudited)

COMPUTATION OF BASIC AND DILUTED EARNINGS PER LIMITED PARTNER UNIT
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Numerator for basic and diluted earnings per limited partner unit:
Net income	$95.4	$69.0	$239.1	$164.1
Less: General partner’s incentive distribution paid	(9.1)	(3.8)	(22.1)	(10.2)

Subtotal	86.3	65.2	217.0	153.9
General partner 2% ownership	(1.7)	(1.3)	(4.3)	(3.1)

Net income available to limited partners	84.6	63.9	212.7	150.8
Pro forma additional general partner’s distribution(1)	(12.6)	(9.1)	(23.8)	(8.0)

Net income available for limited partners under EITF 03-06	72.0	54.8	188.9	142.8
Less: Limited partner 98% portion of cumulative effect of change in accounting principle	-	-	(6.2)	-

Limited partner net income before cumulative effect of change in accounting principle	$72.0	$54.8	$182.7	$142.8

Denominator:
Basic weighted average number of limited partner units outstanding	79.9	68.0	77.0	67.8
Effect of dilutive securities
Weighted average 2005 Long-Term Incentive Plan (“LTIP”) units	0.9	1.4	0.8	1.1

Diluted weighted average number of limited partner units outstanding	80.8	69.4	77.8	68.9

Basic net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.90	$0.81	$2.37	$2.11
Cumulative effect of change in accounting principle per limited partner unit	-	-	0.08	-

Basic net income per limited partner unit	$0.90	$0.81	$2.45	$2.11

Diluted net income per limited partner unit before cumulative effect of change in accounting principle(1)	$0.89	$0.79	$2.35	$2.07
Cumulative effect of change in accounting principle per limited partner unit	-	-	0.08	-

Diluted net income per limited partner unit	$0.89	$0.79	$2.43	$2.07

(1)	Reflects pro forma full distribution of earnings under EITF 03-06. The application of EITF 03-06 negatively impacted basic and diluted earnings per limited partner unit by approximately $0.16 and $0.13 for the three months ended and $0.31 and $0.12 for the nine months ended September 30, 2006 and 2005, respectively.

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FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Earnings before interest, taxes, depreciation and amortization (“EBITDA”)
Net income reconciliation
EBITDA	$138.8	$104.6	$358.7	$266.6
Depreciation and amortization	(24.2)	(20.0)	(67.1)	(58.1)

Earnings before interest and taxes (“EBIT”)	114.6	84.6	291.6	208.5
Interest expense	(19.2)	(15.6)	(52.5)	(44.4)

Net income	$95.4	$69.0	$239.1	$164.1

Cash flow from operating activities reconciliation
EBITDA	$138.8	$104.6	$358.7	$266.6
Interest expense	(19.2)	(15.6)	(52.5)	(44.4)
Net change in assets and liabilities, net of acquisitions	349.2	(87.2)	(495.2)	(709.4)
Other items to reconcile to cash flows from operating activities:
Equity earnings in PAA/Vulcan Gas Storage, LLC	(1.3)	-	(2.2)	-
Net cash paid for terminated interest rate hedging instruments	-	-	-	(0.8)
Net (gain)/loss on foreign currency revaluation	0.3	1.4	2.1	0.4
SFAS 133 mark-to-market adjustment	(17.9)	(6.3)	(14.8)	20.0
Cumulative effect of change in accounting principle	-	-	(6.3)	-
LTIP charge	10.3	6.7	27.1	16.9
Non-cash amortization of terminated interest rate hedging instruments	0.4	0.4	1.2	1.2

Net cash provided by/(used in) operating activities	$460.6	$4.0	$(181.9)	$(449.5)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2006	2005	2006	2005

Funds flow from operations (“FFO”)
Net Income	$95.4	$69.0	$239.1	$164.1
Equity earnings in PAA/Vulcan Gas Storage, LLC	(1.3)	-	(2.2)	-
Depreciation and amortization	24.2	20.0	67.1	58.1
Non-cash amortization of terminated interest rate hedging instruments	0.4	0.4	1.2	1.2

FFO	118.7	89.4	305.2	223.4
Maintenance capital expenditures	(8.2)	(4.2)	(17.3)	(12.2)

FFO after maintenance capital expenditures	$110.5	$85.2	$287.9	$211.2

– MORE –

FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data) (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Selected items impacting comparability
LTIP charge	$(10.3)	$(6.7)	$(27.1)	$(16.9)
Cumulative effect of change in accounting principle – LTIP	-	-	6.3	-
Loss on foreign currency revaluation	-	(1.6)	-	(1.4)
SFAS 133 mark-to-market adjustment	17.9	6.3	14.8	(20.0)

Selected items impacting comparability	7.6	(2.0)	(6.0)	(38.3)
GP 2% portion of selected items impacting comparability	(0.2)	-	0.1	0.8

LP 98% portion of selected items impacting comparability	$7.4	$(2.0)	$(5.9)	$(37.5)

Impact to basic net income per limited partner unit(1)	$(0.06)	$(0.16)	$(0.39)	$(0.67)

Impact to diluted net income per limited partner unit(1)	$(0.06)	$(0.16)	$(0.38)	$(0.66)

(1)	Includes the application of EITF 03-06, which negatively impacted basic and diluted earnings per limited partner unit by approximately $0.16 and $0.13 for the three months ended and $0.31 and $0.12 for the nine months ended September 30, 2006 and 2005, respectively.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

Net income and earnings per limited partner unit excluding selected items impacting comparability
Net income	$95.4	$69.0	$239.1	$164.1
Selected items impacting comparability	(7.6)	2.0	6.0	38.3

Adjusted net income	$87.8	$71.0	$245.1	$202.4

Net income available for limited partners under EITF 03-06	$72.0	$54.8	$188.9	$142.8
Limited partners 98% of selected items impacting comparability	(7.4)	2.0	5.9	37.5
Pro forma additional general partner distribution under EITF 03-06	12.6	9.1	23.8	8.0

Adjusted limited partners net income	$77.2	$65.9	$218.6	$188.3

Adjusted basic net income per limited partner unit	$0.96	$0.97	$2.84	$2.78

Adjusted diluted net income per limited partner unit	$0.95	$0.95	$2.81	$2.73

Basic weighted average units outstanding	79.9	68.0	77.0	67.8

Diluted weighted average units outstanding	80.8	69.4	77.8	68.9

– MORE –

FINANCIAL DATA RECONCILIATIONS
(in millions, except per unit data) (continued)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2006	2005	2006	2005

EBITDA excluding selected items impacting comparability
EBITDA	$138.8	$104.6	$358.7	$266.6
Selected items impacting comparability	(7.6)	2.0	6.0	38.3

Adjusted EBITDA	$131.2	$106.6	$364.7	$304.9

	Three Months Ended		Nine Months Ended
	September 30, 2006		September 30, 2006
	Pipeline	GMT&S	Pipeline	GMT&S

2006 Segment profit excluding selected items impacting comparability
Reported segment profit	$52.2	$85.0	$143.3	$206.2
Selected items impacting comparability of segment profit:
LTIP charge	4.5	5.8	11.9	15.2
SFAS 133 mark-to-market adjustment	-	(17.9)	-	(14.8)

Segment profit excluding selected items impacting comparability	$56.7	$72.9	$155.2	$206.6

	Three Months Ended		Nine Months Ended
	September 30, 2005		September 30, 2005
	Pipeline	GMT&S	Pipeline	GMT&S

2005 Segment profit excluding selected items impacting comparability
Reported segment profit	$45.7	$59.2	$137.1	$129.2
Selected items impacting comparability of segment profit:
LTIP charge	3.7	3.0	9.4	7.5
Loss on foreign currency revaluation	-	1.6	-	1.4
SFAS 133 mark-to-market adjustment	-	(6.3)	-	20.0

Segment profit excluding selected items impacting comparability	$49.4	$57.5	$146.5	$158.1